UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 15, 2016 (September 13, 2016)

EXTREME NETWORKS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-25711	77-0430270
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

145 Rio Robles
San Jose, California	95134
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 579-2800

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.     Entry into a Material Definitive Agreement.

Purchase Agreement

On September 13, 2016, Extreme Networks, Inc., a Delaware corporation (the “Company”), entered into an Asset Purchase Agreement (the “Purchase Agreement”) with Zebra Technologies Corporation, a Delaware corporation (“Zebra”), to purchase Zebra’s wireless LAN business (the “Business”). Upon the terms and subject to the conditions of the Purchase Agreement, the Company will acquire customers, employees, technology and other assets of the Business, as well as assume certain contracts and other liabilities of the Business, for a cash purchase price of $55 million, subject to certain adjustments related to net working capital and deferred revenue of the Business. Pursuant to certain ancillary agreements, Zebra will also provide the Company with access to certain technology related to the Business, as well as transition services for a period of time following the closing of the transaction (the “Closing”).

The Closing is subject to the satisfaction of customary closing conditions, including, among other matters, (i) the absence of any law or governmental order prohibiting or preventing the consummation of the transactions contemplated by the Purchase Agreement, (ii) the receipt of certain needed governmental approvals and authorizations, (iii) the receipt of certain material contractual consents, (iv) the accuracy of the representations and warranties and compliance with the covenants set forth in the Purchase Agreement, each in all material respects and (v) the absence of any material adverse effect on the Business.

The Purchase Agreement includes customary representations, warranties and covenants. Certain covenants require each of the parties to use reasonable best efforts to cause the Closing to be consummated, including with regarding to receiving any required regulatory approvals. Subject to certain exceptions and limitations, each party has agreed to indemnify the other for breaches of representations, warranties, covenants and other specified matters.

The representations and warranties in the Purchase Agreement are the product of negotiations among the parties to the Purchase Agreement and are made to, and solely for the benefit of, the party to whom such representations and warranties are made, in each case as of specified dates. Such representations and warranties may have been made for the purpose of allocating contractual risk between the parties to the Purchase Agreement instead of establishing these matters as facts, may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors, and may not be relied upon by any other person.

Either party may terminate the Purchase Agreement if the Closing has not occurred by December 13, 2016 or such later date as agreed to by the parties. The Purchase Agreement is subject to certain other customary provisions permitting termination by the parties. There is no financing condition to the Closing, but in the event the Company is unable to obtain the financing required to consummate the Closing and, as a result, Zebra subsequently terminates the Purchase Agreement in accordance with its terms, the Company will be obligated to pay a cash termination fee of $2.5 million to Zebra as its sole and exclusive remedy for monetary damages.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which is attached hereto as Exhibit 2.1 and is incorporated by reference herein.

Commitment Letter

In connection with the Purchase Agreement, the Company entered into a debt commitment letter (the “Commitment Letter”) dated as of September 13, 2016 with Silicon Valley Bank, JPMorgan Chase Bank, N.A., Bank of America, N.A., and Cadence Bank, N.A. (collectively, the “Lenders”), pursuant to which the Lenders have committed to provide the Company with debt financing in an aggregate principal amount of up to $135.91 million to, among other things, amend and restate the Company’s existing credit facility and finance the acquisition of the Business. The obligations of the Lenders under the Commitment Letter are subject to certain conditions, including the consummation of the purchase of the Business in accordance with the terms and conditions of the Purchase Agreement and other customary closing conditions.

The foregoing description of the Commitment Letter does not purport to be complete and is qualified in its entirety by reference to the full text of the Commitment Letter, a copy of which is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

Forward-Looking Statements

Statements set forth in this communication that are not historical are forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements are based upon management’s current beliefs and expectations and are subject to uncertainty and changes in circumstances and contain words such as “believe,” “intended,” “expect,” and “anticipate” and include statements about expectations for future results. The forward-looking statements involve risks that may affect the Company’s operations, markets, products, services, prices and other risk factors discussed in the company’s filings with the Securities and Exchange Commission (SEC), including those under the heading entitled “Risk Factors” in the Company’s latest Annual Report on Form 10-K and Quarterly Report on Form 10-Q. Significant risks and uncertainties may relate to, but are not limited to, the risk that the acquisition may not be completed, the risk that the Company may not realize the anticipated benefits of the acquisition, the risk that the Company may not retain customer relationships and other risks associated with the acquisition, such as the ability to successfully integrate the acquired technologies or operations, the potential for unexpected liabilities and the Company’s ability to retain key employees. Unless otherwise required by applicable laws, the Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information or future developments.

Item 9.01.     Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

2.1*	Asset Purchase Agreement, dated as of September 13, 2016, by and between Extreme Networks, Inc. and Zebra Technologies Corporation.

10.1	Debt Commitment Letter, dated as of September 13, 2016, by and between Extreme Networks, Inc. and Silicon Valley Bank.

*	This filing excludes schedules and exhibits pursuant to Item 601(b)(2) of Regulation S-K, which the registrant agrees to furnish supplementally to the SEC upon request by the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXTREME NETWORKS, INC.

Dated: September 15, 2016	/s/ Katy Motiey
Name: Katy Motiey
Title: Executive Vice President, Chief Administrative Officer – Human Resources, Legal and Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

2.1*	Asset Purchase Agreement, dated as of September 13, 2016, by and between Extreme Networks, Inc. and Zebra Technologies Corporation.

10.1	Debt Commitment Letter, dated as of September 13, 2016, by and between Extreme Networks, Inc. and Silicon Valley Bank.

*	This filing excludes schedules and exhibits pursuant to Item 601(b)(2) of Regulation S-K, which the registrant agrees to furnish supplementally to the SEC upon request by the SEC.